# Deferred Variable Annuity Application/Enrollment Form ("Application")

SunAmerica
the retirement specialist

**American General Life Insurance Company**
Domicile State: Texas
**Annuity Service Center**
21650 Oxnard Street, Suite 750
Woodland Hills, CA 91367-4997

**New Business Documents**
with checks:
P.O. Box 100330
Pasadena, CA 91189-0330

without checks:
P.O. Box 54299
Los Angeles, CA 90054-0299

overnight with checks:
2710 Media Center Drive
Building #6, Suite 120
Los Angeles, CA 90065-1750
without checks:
21650 Oxnard Street, Suite 750
Woodland Hills, CA 91367-4997

☎ 1-800-445-7862
www.sunamerica.com

*The* ➔ *indicates a required response.* **Please print or type**

## ➔1 Product Selection *(Select one product to ensure Application is processed immediately. Solicitation state indicates the state in which this Application is signed.)*

| **Select one product name** (**Share Class**) | **Solicitation state** |
|---|---|
| [❑ Polaris Platinum III (B) ❑ Polaris Choice IV (L) ❑ Polaris Advantage II (Bonus)] | *(Enter two-character state code)* _____ |

## ➔2 Owner(s) / Participant(s) ("Owner") Information

Name_______________________________ ❑ Male ❑ Female

Address _______________ City_______________ State_______ ZIP__________

Birth Date _____/____/____ SSN or TIN______________ Phone (_____)__________ Email_______________

**Joint Owner** (if applicable)

Name:_______________________________ ❑ Male ❑ Female

Address _______________ City_______________ State_______ ZIP__________

Birth Date ____/_____/____ SSN _______________ Relationship to Owner _____________ Phone (_____)__________

## ➔3 Annuitant(s) Information *(Complete only if different from Owner)*

Name_______________________________ ❑ Male ❑ Female

Address _______________ City_______________ State_______ ZIP__________

Birth Date _____/___/_____ SSN_______________ Phone (____)_______________ Email_______________

**Joint Annuitant** (if applicable)

Name_______________________________ ❑ Male ❑ Female

Address _______________ City_______________ State_______ ZIP__________

Birth Date_____/____/_____ SSN _______________ Phone (_____)_______________

ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN REDEEMED, ARE VARIABLE, ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT, AND MAY BE WORTH MORE OR LESS THAN THE TOTAL AMOUNT INVESTED.

For applicants in Alaska only: If You are not satisfied with the Certificate, You may return it to Our Annuity Service Center or to the agent through whom it was purchased within 10 days (30 days if the Certificate replaced any other life insurance or annuity contract(s)) after You receive it. The Company will refund the greater of Purchase Payment(s) paid or the Certificate Value on the business day during which the Certificate is received. If the Certificate replaced any other life insurance or annuity contract(s), the Company will refund the Certificate Value on the business day during which the Certificate is received. Upon any refund, the Certificate shall be void. Upon your written request, we will provide you with factual information regarding benefits and provisions of the annuity Certificate within 10 days.

For applicants in Arizona only: Upon your written request, we will provide you, within a reasonable period of time, factual information regarding the benefits and provisions of the variable annuity Contract for which you are applying. If for any reason you are not satisfied with the Contract, you may return the Contract within ten days (30 days if you are age 65 or older on the date of the application or if the Contract replaced any other life insurance or annuity contract(s)) after you receive it. You will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the Contract and (2) the Contract Value on the date the returned Contract is received by our Company or agent. Upon such refund, the Contract will be void.

ASA-579 (5/12)

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## ➔4 Beneficiary Information

Please complete the beneficiary information below. Additional beneficiaries, if any, can be listed on a separate document and submitted with this Application. **Note: If any living benefit is elected with Joint Life (2 covered persons) under Section 6(a) below, you must provide the spousal beneficiary information below.**

*If the beneficiary type is not selected, the beneficiary will be designated as "primary." Multiple beneficiaries will share the death benefit equally unless otherwise specified. For non-individually owned, custodially held IRAs, 457, and qualified plans, if no beneficiary is listed, the beneficiary will default to the Owner listed on this Application.*

| Name (First, MI, Last) | Birth Date/ Trust Date | Beneficiary Type | Relationship | SSN/TIN | % |
|---|---|---|---|---|---|
| | | ❑ Primary | | | |
| | | ❑ Primary ❑ Contingent | | | |
| | | ❑ Primary ❑ Contingent | | | |
| | | ❑ Primary ❑ Contingent | | | |
| | | ❑ Primary ❑ Contingent | | | |

## ➔5 Contract/Certificate ("Contract") Type and Source of Funds

Initial Payment: Make check payable to SunAmerica – American General Life. If this is a 1035 Exchange or transfer, please complete the appropriate 1035 Exchange/Transfer form and submit it with this Application. See prospectus for minimum Purchase Payment amounts.

5a. **Non-Qualified Contract**
Indicate type and amount of initial Payment below.

❑ Amount enclosed: $______________

**OR**

❑ 1035 Exchange
Estimated dollars: $______________

OR

5b. **Qualified Contract**
Indicate type of plan for new contract, source of funds, and amount below.

| Type of Plan for *New* Contract | | Source of Funds | Amount |
|---|---|---|---|
| ❑ IRA | ❑ 401(a)* | ❑ Transfer | $______________ |
| ❑ Roth IRA | ❑ 401(k)* | ❑ Rollover | $______________ |
| ❑ SEP | ❑ 457 | ❑ Contribution | $______________ |
| ❑ Other_____ | ❑ Keogh | IRA Tax Year: | ______________ |
| * Is plan subject to ERISA? ❑ Yes ❑ No | | | |

## ➔6 Optional Benefits

*See your registered representative/licensed agent and/or the prospectus for information about optional elections, including availability, the maximum issue age and investment requirements.*

**6(a). Optional Living Benefit Elections: You MUST complete section 6(a)**

I. ❑ **I am NOT electing an Optional Living Benefit (proceed to 6(b) below)**

II. If electing an Optional Living Benefit, you must check one box under the **Living Benefit Features** section below.

If you elect a ➔ Dynamic Allocation Income Option, Provide your investment instructions in Section 7(a).

**Dynamic Allocation Income Options**

**SunAmerica Income Plus**

Option 1 - ❑ Single Life – Up to 6% MAWA
❑ Joint Life – Up to 5.5% MAWA*

Option 2 - ❑ Single Life – Up to 7% MAWA
❑ Joint Life – Up to 6.5% MAWA*

Option 3 - ❑ Single Life – Up to 5.25% MAWA
❑ Joint Life – Up to 4.75% MAWA*

**OR**

**SunAmerica Income Builder**

❑ Single Life – Up to 5% for Life
❑ Joint Life – Up to 4.5% for Life*

**OR**

If you elect a ➔ Custom Allocation Income Option, provide your investment instructions on the attached Investment Option Election Form.

**Custom Allocation Income Options**

**SunAmerica Income Plus with "Custom Allocation"**

❑ Single Life – Up to 5% for Life
❑ Joint Life – Up to 4.5% for Life*

**You must complete the spousal Beneficiary Information in Section 4.*

**6(b). Optional Death Benefit Election:** *If the Maximum Anniversary Value Death Benefit is **NOT** elected, the beneficiary(ies) will receive the standard death benefit provided in the Contract.*

I. ❑ Maximum Anniversary Value (MAV)

ASA-579 (5/12)

7 Investment Selection / Optional Programs If you elected [SunAmerica Income Plus] Select your investment Or [SunAmerica Income Builder] with options and optional [“Dynamic Allocation"] service features below. Do not complete the Investment Option Election Form (IOEF).
If you elected [SunAmerica Income Plus with Skip 7(a) and continue “Custom Allocation"] OR with 7(b). Be sure to If you are not electing a Living Benefit complete the Investment Option Election Form (IOEF), which must be included with this Application to make specific investment choices. 7(a). Investment Selection for [SunAmerica Income Plus] or [SunAmerica Income Builder with “Dynamic Allocation Income Options"]
Initial Purchase Payment: We automatically allocate 20% of your initial Purchase Payment to the Secure Value Account. You may allocate the remaining 80% can be invested into Option 1 or Option 2 below; only select one of the options. Automatic Asset Rebalancing: As required by the feature named above, if you selected Option 1 or 2 below, we rebalance your choice(s) quarterly to the original allocations. We do not include the Secure Value Account in rebalancing. Dollar Cost Averaging: Invest gradually in my choice(s) below using the DCA Account I’ve checked here. DCA Program begins 30 days from the date your initial Purchase Payment is received. · 6-Month DCA Account* Or · 1-Year DCA Account* Or · 2-Year DCA Account** * Not available in MN or MS for Polaris Advantage products. ** Not available in WA or for Polaris Advantage products. Automatic Secure Value Account Allocation: 20% If you elected a Dynamic Allocation Income Option in Section 6(a), for this Application to be in good OR order, you must indicate your investment selection here in Option 1 or Option 2. Option 1 (Choose one or both Portfolios below) · SunAmerica Dynamic Allocation Portfolio · SunAmerica Dynamic Strategy Portfolio Note: If you select one box, 80% of your initial payment is allocated to that portfolio. If you select both boxes, 40% of your initial Purchase Payment is allocated to each portfolio named above. Option 2 (Invest in one or more of the Portfolios below) Payment Allocation Target DCA Cash Management Corporate Bond Global Bond Government and Quality Bond Real Return SunAmerica Dynamic Allocation Portfolio SunAmerica Dynamic Strategy Portfolio Total Return Bond Total 80% 100% 7(b). Optional Programs · Systematic Withdrawal: Include Form [SA-5550SW] with this Application. · Automatic Asset Rebalancing:* I request the investment options referenced in 7(a) above or designated in the Investment Option Election Form to be rebalanced at the frequency selected below. (Select only one) · Quarterly** · Semiannually · Annually * Unless separate asset allocation rebalancing instructions are provided and included with this Application, if a DCA Account is elected, we use Target DCA instructions indicated for Automatic Asset Rebalancing instructions. ** If you elected an Optional Living Benefit, Automatic Asset Rebalancing is done quarterly. 7(c). Telephone, Electronic Transaction, and Electronic Delivery Authorization · Yes · No Telephone Transaction Authorization · Yes · No Electronic Transaction Authorization

Your Contract, if issued, will allow for pre-authorized transfer privileges. These privileges allow the Owner, the authorized Registered Representative of record and any other person(s) authorized by the Owner of the Contract who can furnish proper identification (upon completion by Owner of the authorization below) to make transfers and to change the allocation of future payments.
The Company and its affiliates and their directors, trustees, officers, employees, representatives, and/or agents will NOT be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expenses in acting in accordance with such instructions, and Owner will bear the risk of any such loss. (not applicable in Nevada)
The Company will employ reasonable procedures to authenticate that the transfer instructions are genuine and will provide confirmation of all transactions to Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. If no selection is made, the Company will assume that you authorize telephone transfers and/or electronic requests.
For applicants in Florida, Iowa, Nevada, New Mexico, and North Dakota: If no election is made, the Company will assume you do NOT want to authorize telephone and/or electronic transfers.
☐ Yes       ☐ No      Electronic Delivery Consent
I consent to electronic delivery by the Company, when available, of:
•	Legal disclosure materials (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds)

•	Account documents (quarterly statements and confirmations)

•	Related correspondence (privacy notice and other notices to customers)
I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—in the form of a compact disc, by email, or by notice to me of a document’s availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that I must provide my email address under Section 2 of the Application to use this service.
I understand that:
•	There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.

•	I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery.

•	The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time.
This consent is effective until further notice by the Company or until I revoke it.
Please call [1-800-445-7862] if you would like to revoke your consent, receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated in Section 2 of this Application.
è8 Notices and Disclaimers
Fraud Warning (applies to all states, except Arizona and the states noted below): Any person, who with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.
For applicants in Arkansas and Rhode Island: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to fines and confinement in prison.
For applicants in Colorado: Fraud Warning: It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.
For applicants in the District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
For applicants in Kentucky: Fraud Warning: Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime.
For applicants in Louisiana: WARNING: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
[For applicants in Maryland: WARNING: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.]
ASA-579 (5/12)

For applicants in Maine, Tennessee, Virginia, and Washington: Fraud Warning: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.
For applicants in New Jersey: Fraud Warning: Any person who includes any false information on an application for an insurance policy is subject to criminal and civil penalties.
For applicants in New Mexico: Fraud Warning: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to civil fines and criminal penalties.
For applicants in Ohio: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing any false, incomplete, or misleading information is guilty of insurance fraud.
For applicants in Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.
For applicants in Pennsylvania: Fraud Warning: Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime and subjects such person to criminal and civil penalties.
è9 Acknowledgements and Signature(s)
9(a).	Replacement
☐ Yes ☐ No	Do you have any existing life insurance or annuity contracts? (Must check either Yes or No.)

☐ Yes ☐ No	Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance or annuity contracts? (Must check either Yes or No)
If yes to either of the above, please provide the information on the required forms, which can be obtained at sunamerica.com and include them with this Application.
9(b).	California Right-to-Examine Period

For Owners and Annuitants age 60 and older. Under California law, there is a 30-day Right-to-Examine period of your Contract. The amount that will be returned to you if you cancel your Contract during this 30-day period will depend on the election below, which designates where your Purchase Payments will be allocated during the Right-to-Examine period. Please check one of the following boxes. If you do not check one of these boxes, we will automatically invest your funds in the cash management investment option for 36 days from the date we issue the Contract.
☐	Place my funds into a cash management investment option for 36 days from the date the Company issues the Contract, unless I direct otherwise later during the waiting period.

☐	Invest my funds immediately in my chosen stock and/or bond portfolios. I understand that by doing so, I am subjecting my investment to market gain/losses during the waiting period.
9(c).	Statement of Owner(s)

My answers to the above questions are true and correct to the best of my knowledge and belief. I agree that this Application shall be a part of any Contract issued by the Company. Further:
•	I acknowledge receipt of the current prospectuses, either physically or electronically, for this variable annuity and the applicable underlying funds of the trusts.

•	I acknowledge that I have read the current prospectuses for this variable annuity and the applicable underlying funds of the trusts carefully and understand their contents. (Iowa and Minnesota exempted)

•	After consulting with my registered representative/licensed agent and reviewing the prospectuses, I confirm that this variable annuity is suitable for my objectives and needs. (Minnesota exempted.)

•	I understand that all Purchase Payments and values provided by the Contract, when based on investment experience of the variable portfolios, are variable and are not guaranteed as to dollar amount by the Company, the U.S. Government, or any State Government; are not federally insured by the FDIC, the Federal Reserve Board, or any other agency, Federal or State. I bear all market risks, except on amounts allocated to the available Fixed Account Options.

•	If I am funding a tax-qualified retirement plan with this annuity, I understand that the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan.

•	I understand that the Company reserves the right to allocate my Purchase Payment(s) and any Initial Payment Enhancement(s), if applicable, to the cash management investment option until the end of the Right-to-Examine period.

•	My signature below indicates that I am providing my investment allocation election on the separate Investment Option Election Form included with this Application.

•	For applicants in Alaska: Information provided by the applicant are representations and not warranties.

•	For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
ASA-579 (5/12)

· For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
Owner’s signature Date Joint owner’s signature (if applicable) Date
10 Registered Representative / Licensed Agent Information and Signature(s)
· Yes · No Do you have reason to believe that the applicant has any existing life insurance or annuity contracts? · Yes · No Do you have reason to believe that any existing life insurance or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued?
I affirm that I have instructed the applicant to answer the questions in Section 9(a)
appropriately. If the answer to either question is “yes,” I am providing the information on the required forms and including them with this Application.
I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity (which includes summary descriptions of the underlying investment options); and (b) have used only current SunAmerica-approved sales material.
I certify that all information I have taken from the Owner has been truly and accurately recorded on this Application.
1. Registered Representative’s/Licensed Agent’s signature: Registered Representative’s/Licensed Agent’s name (please print): Joe Agent
Address: 58910 Agent Street Any City, CA 12345 Phone (310) 555-1245Licensed Agent ID number 123ABC Email joe@agent.com Broker / Dealer firm name ABC Broker 2. Registered Representative’s/Licensed Agent’s name (please print) Address: Phone Licensed Agent ID number Email Broker / Dealer firm name
3. Registered Representative’s/Licensed Agent’s signature SSN (1st 5 digits ONLY)- Registered Representative’s/Licensed Agent’s name (please print) Address City State ZIP Phone ()Licensed Agent ID number Email If Solicitation State is Florida, Florida License Identification number: For Commission Option availability, check with your home office (available options vary by product) Option 1 Option 2 Option 3 Option 4 Option 5 If more than one representative, please indicate commission split: Representative 1 Representative 2 Representative 3 Note: If there are more than three representatives, please attach all required representative information, including commission split among all representatives, on a separate document.